UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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Freedom Acquisition I Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FREEDOM ACQUISITION I CORP.

14 Wall Street, 20th Floor

New York, New York 10005

SUPPLEMENT NO. 2 TO

THE PROXY STATEMENT

FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF

FREEDOM ACQUISITION I CORP.

February 24, 2023

To the Shareholders of Freedom Acquisition I Corp.:

On February 13, 2023, Freedom Acquisition I Corp. (the “Company”, “FACT”, “we”, “us” or “our”) filed a definitive proxy statement (as supplemented by the Supplement to the Proxy Statement, dated as of February 15, 2023, the “Proxy Statement”) with the U.S Securities and Exchange Commission (the “SEC”) in connection with the Company’s Extraordinary General Meeting of shareholders to be held on February 28, 2023, at 10:30 AM, Eastern Time, at the offices of Paul Hastings LLP, located at 200 Park Avenue, New York, New York, 10166 (the “Extraordinary General Meeting”), or at such other time, on such other date and at such other place to which the meeting may be postponed or adjourned, or virtually via live webcast at www.cstproxy.com/freedomac1/2023 or by using the below dial-in numbers:

Telephone access (listen-only):

Within the U.S. and Canada: 1 800-450-7155 (toll free)

Outside of the U.S. and Canada: +1 857-999-9155 (standard rates apply)

Conference ID: 0548169#

The Company is filing this supplement (this “Supplement”) to its Proxy Statement solely to provide clarification to its shareholders of the vote required to approve Proposal No. 2. This Supplement should be read in conjunction with the Proxy Statement, and other than the revisions described below, this Supplement does not modify any other information in the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. Capitalized terms used but not defined herein have the meanings ascribed to them in the Proxy Statement. If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.

The Proxy Statement currently indicates that, at the Extraordinary General Meeting, the Company’s shareholders will be asked to consider and vote on Proposal No. 2, to approve by the affirmative vote of at least sixty-five percent (65%) of the outstanding Class A ordinary shares, par value $0.0001 per share, of the Company (the “Class A Ordinary Shares”) and Class B ordinary shares, par value $0.0001 per share, of the Company (the “Class B Ordinary Shares” and together with the Class A Ordinary Shares, the “Ordinary Shares”), voting together as a single class, to amend the Investment Management Trust Agreement, dated February 25, 2021, in the form set forth in Annex B of the Proxy Statement, by and between the Company and Continental Stock Transfer & Trust Company, to reflect the Extension (the “Trust Amendment” and such proposal, the “Trust Amendment Proposal”).

The Company has filed this Supplement with the SEC to clarify to its shareholders that, consistent with Proposal No. 1 requiring a percentage of the votes cast, approval of the Trust Amendment Proposal requires the affirmative vote of holders of sixty-five percent (65%) of the votes cast (emphasis added) of the then outstanding Class A Ordinary Shares and Class B Ordinary Shares, voting together as a single class.

The Company has also filed this Supplement with the SEC to advise shareholders that the Form of Amendment to Investment Management Trust Agreement set forth on Annex B of the Proxy Statement contained a typographical error in the third recital thereof relating to the vote required for the approval of Proposal No. 2 and that, for the purposes of Proposal No. 2, the third recital of the Form of Amendment to Investment Management Trust Agreement in Annex B of the Proxy Statement is hereby amended and restated to correctly read as follows:

“WHEREAS, Section 6(c) of the Trust Agreement provides the Trust Agreement may only be amended with the affirmative vote of holders of sixty-five percent (65%) of the votes cast (emphasis added) of the then outstanding Ordinary Shares and Class B ordinary shares, par value $0.0001 per share, of the Company, voting together as a single class (the “Consent of the Shareholders”);”.

Only shareholders of record of the Company as of the close of business on January 23, 2023, which is the record date for the Extraordinary General Meeting (the “Record Date”), are entitled to notice of, and to vote at, the Extraordinary General Meeting or any adjournment or postponement thereof. On the Record Date, there were 43,125,000 Ordinary Shares issued and outstanding, including 34,500,000 Class A Ordinary Shares.

Public shareholders of the Company, regardless of whether they vote for or against the Proposals or do not vote at all, may elect to redeem their shares into their pro rata portion of the Company’s trust account established in connection with its initial public offering that was consummated on March 2, 2021 if the Extension Amendment Proposal is implemented. For additional information, see “Questions and Answers about the Extraordinary General Meeting” in the Proxy Statement.

Before you vote, you should read the Proxy Statement and other documents that the Company has filed with the SEC, together with this Supplement, for more complete information about the Company and the Proposals. If you have any questions or need assistance voting your Ordinary Shares, please contact Morrow Sodali LLC, our proxy solicitor, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing FACT.info@investor.morrowsodali.com.

On behalf of our Board of Directors, we would like to thank you for your support of Freedom Acquisition I Corp.

February 24, 2023

By	Order of the Board,
/s/ Tidjane Thiam
Tidjane Thiam
Executive Chairman of the
Board of Directors

You are not being asked to vote on the proposed Business Combination at this time. If the Extension is implemented and you do not elect to redeem your public shares, provided that you are a shareholder on the record date for the shareholder meeting to consider the Business Combination, you will be entitled to vote on the Business Combination when it is submitted to shareholders and will retain the right to redeem your public shares for cash in the event the Business Combination is approved and completed or we have not consummated the Business Combination by the Extended Date.

Neither the SEC nor any state securities commission has determined if the Proxy Statement, as supplemented by this Supplement, is accurate or complete. Any representation to the contrary is a criminal offense.

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the Extraordinary General Meeting. If you are a shareholder of record, you may also cast your vote in person at the Extraordinary General Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares. A shareholder’s failure to vote in person or by proxy will not be counted towards the number of Ordinary Shares required to validly establish a quorum. Abstentions will be counted in connection with the determination of whether a valid quorum is established.

This Supplement is dated February 24, 2023.